Exhibit 10.1(b)
                                                                 ---------------


                               AMENDMENT NO. 1 TO
                           PURCHASE AND SALE AGREEMENT


     This Amendment No. 1 to Purchase And Sale Agreement (the "Amendment") is entered into on this 16th day of May, 2001 between and among Sheridan Investments, LLC (the "Seller"), a Colorado limited liability company, Sheridan Plaza at Inverness, LLC ("Plaza"), a Colorado limited liability company, AmeriVest Properties, Inc. ("AmeriVest"), a Maryland corporation, and AmeriVest Inverness Inc. ("Purchaser"), a Colorado corporation. For purposes of this Amendment, each of Seller, Plaza, AmeriVest and Purchaser may be referred to individually as a "Party" and all of Seller, Plaza, AmeriVest and Purchaser may be referred to collectively as the "Parties".

                                    Recitals
                                    --------

     A. The Parties entered into a Purchase And Sale Agreement dated April 30, 2001 to be effective as of the 1st day of April, 2001 (the "Effective Date") pursuant to which Purchaser agreed to purchase from Seller, and Seller agreed to sell to Purchaser, a 100 percent preferred limited liability company membership interest in Plaza (the "Plaza Interest").

     B. Subsequent to entering into the Purchase And Sale Agreement, AmeriVest's Giltedge Office Building, Inc. subsidiary ("Giltedge") entered into an agreement to sell the office building owned by Giltedge in Appleton, Wisconsin (the "Giltedge Building").

     C. The Parties desire to amend the Purchase And Sale Agreement to provide for the payment of the Purchase Price in such a manner that AmeriVest may pay a portion of the purchase price in cash, including the possibility that AmeriVest could utilize the proceeds from the sale of the Giltedge Building to pay a portion of the Purchase Price for the Plaza Interest in an exchange transaction pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended (the "Code").

                                    Agreement
                                    ---------

     In consideration of the premises and of the mutual covenants contained in this Amendment, the Parties agree as follows:

     1. Amendment to Section 1.2. Section 1.2 of the Purchase And Sale Agreement shall be amended to read in its entirety as follows:

          "1.2 Purchase Price. The purchase price (the "Purchase Price") for the Plaza Interest shall be the "Net Equity Value Of Plaza" (defined as the fair market value of the balance sheet of Plaza as of March 31, 2001, set forth in Exhibit B) which equals $6,928,646, payable at "Closing" (hereinafter defined) as follows: (a) Seller shall redeem Purchaser's LLC Interest for an amount equal to 9.639 percent of the "Net Equity Value Of Seller" (defined as the fair market value of the balance sheet of Seller as of March 31, 2001, set forth in Exhibit C) which equals $705,934; (b) at AmeriVest's and Purchaser's election, AmeriVest or Purchaser may pay up to $492,000 in cash, provided however that if AmeriVest determines to utilize the proceeds from the sale of the office building (the "Giltedge Building") owned by AmeriVest's Giltedge Office Building, Inc. subsidiary ("Giltedge") in an exchange under Section 1031 of the Internal Revenue Code of 1986, as amended (the "Code"), AmeriVest and/or Purchaser may pay a higher amount in cash equal to the full amount of the net cash received from the sale of the Giltedge Building in payment of the cash portion of the Purchase Price; and
     (c) AmeriVest shall deliver the balance of the Purchase Price in the form of shares of the restricted common stock (the "Common Stock") of AmeriVest at the rate of $5.55 per share (the "AmeriVest Shares"). Seller will hold the AmeriVest Shares for at least one year from the "Closing Date" (hereafter defined) prior to making any transfers of AmeriVest Shares. Commencing upon the first anniversary of the Closing Date, not more than 50 percent of the AmeriVest Shares may be transferred to Seller's members at the discretion of Sheridan Development, LLC, Seller's sole Manager ("Sheridan Development"). Commencing on the second anniversary of the Closing Date and at any time or times to anyone thereafter, all or some portion or portions of the remaining AmeriVest Shares held by Seller may be transferred at Sheridan Development's discretion. All such transfers of the AmeriVest Shares by Seller shall be in compliance with all applicable federal and state securities law registration requirements or exemptions therefrom."

     2. Amendment Of Section 8.2.1. Section 8.2.1 of the Purchase And Sale Agreement shall be amended to read in its entirety as follows:

          "8.2.1. Payment of the Purchase Price by (a) conveying the LLC Interest, to be redeemed by Seller by execution of an Assignment and Assumption Agreement in the form attached hereto as Exhibit I; (b) delivering any portion of the Purchase Price that AmeriVest and/or Purchaser determines to pay in cash pursuant to Section 1.2 of this Agreement; and (c) delivering a certificate (the "Certificate"), issued in the name of Seller, representing the number of AmeriVest Shares determined in accordance with Section 1.2 of this Agreement."

     3. No Other Amendments; Conflicts. Except as specifically set forth in this Amendment, no other provisions of the Purchase And Sale Agreement shall be amended. In the event of an irreconcilable conflict between the Purchase And Sale Agreement and this Amendment, the provisions of this Amendment shall control.

     IN WITNESS WHEREOF, this Amendment is executed on May 15, 2001 to be effective as of the Effective Date.

SHERIDAN INVESTMENTS, LLC,                      AMERIVEST INVERNESS INC.,
  a Colorado limited liability company            a Colorado corporation

By:  Sheridan Development, LLC,
      a Colorado limited liability company,     By:   /s/ Charles K. Knight
                                                    ----------------------------
      Manager                                       Charles K. Knight, President


By:    /s/ William T. Atkins
      ----------------------------------
      William T. Atkins, Manager



By:    /s/ Alexander S. Hewitt
      ----------------------------------
      Alexander S. Hewitt, Manager



SHERIDAN PLAZA AT INVERNESS, LLC,               AMERIVEST PROPERTIES, INC.,
  a Colorado limited liability company            a Maryland corporation

By:  Sheridan Investments LLC,
     a Colorado limited liability company,      By: /s/ Charles K. Knight
                                                    ----------------------------
     Manager                                        Charles K. Knight, President

By:  Sheridan Development, LLC.,
     a Colorado limited liability company,
     Manager


By:  /s/ William T. Atkins
     -----------------------------------
     William T. Atkins, Manager



By:  /s/ Alexander S. Hewitt
     -----------------------------------
     Alexander S. Hewitt, Manager



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